Barclays CEO Energy-Power Conference 0September 2017 Exhibit 99.1

1 Cautionary Statement Regarding Forward-Looking Statements This presentation contains “forward-looking statements.” Forward-looking statements give the Company’s current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” or other similar words. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. The Company’s actual results may vary materially from those anticipated in forward-looking statements. The Company cautions investors not to place undue reliance on any forward-looking statements. Such risks, uncertainties and other important factors include, among others, the Company’s dependence on, and the cyclical and volatile nature of, offshore oil and gas exploration, development and production activity, and the impact of general economic conditions and fluctuations in worldwide prices of and demand for oil and natural gas on such activity levels; the Company’s reliance on a small number of customers and the reduction of its customer base resulting from bankruptcies or consolidation; risks that the Company’s customers reduce or cancel contracted services or tender processes; cost savings initiatives implemented by the Company’s customers; risks inherent in operating helicopters; the Company’s ability to maintain an acceptable safety record; the impact of increased United States (“U.S.”) and foreign government regulation and legislation, including potential government implemented moratoriums on drilling activities; the impact of a grounding of all or a portion of the Company’s fleet for extended periods of time or indefinitely on the Company’s business, including its operations and ability to service customers, results of operations or financial condition and/or the market value of the affected helicopter(s); the Company’s ability to successfully expand into other geographic and aviation service markets; risks associated with political instability, governmental action, war, acts of terrorism and changes in the economic condition in any foreign country where the Company does business, which may result in expropriation, nationalization, confiscation or deprivation of the Company’s assets or result in claims of a force majeure situation; the impact of declines in the global economy and financial markets; the impact of fluctuations in foreign currency exchange rates on the Company’s asset values and cost to purchase helicopters, spare parts and related services; risks related to investing in new lines of service without realizing the expected benefits; risks of engaging in competitive processes or expending significant resources for strategic opportunities, with no guaranty of recoupment; the Company’s reliance on a small number of helicopter manufacturers and suppliers; the Company’s ongoing need to replace aging helicopters; the Company’s reliance on the secondary helicopter market to dispose of older helicopters; the Company’s reliance on information technology; the impact of allocation of risk between the Company and its customers; the liability, legal fees and costs in connection with providing emergency response services; adverse weather conditions and seasonality; risks associated with the Company’s debt structure; the Company’s counterparty credit risk exposure; the impact of operational and financial difficulties of the Company’s joint ventures and partners and the risks associated with identifying and securing joint venture partners when needed; conflict with the other owners of the Company’s non-wholly owned subsidiaries and other equity investees; adverse results of legal proceedings; the Company’s ability to obtain insurance coverage and the adequacy of such coverage; the Company’s ability to remediate the material weakness in its internal controls over financial reporting described in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017 and in its Annual Report on Form 10- K for the year ended December 31, 2016; the possibility of labor problems; the attraction and retention of qualified personnel; restrictions on the amount of foreign ownership of the Company’s common stock; and various other matters and factors, many of which are beyond the Company’s control. These factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact the Company’s business. Except to the extent required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

2 This presentation includes EBITDA and Adjusted EBITDA as supplemental measures of the Company’s operating performance. EBITDA is defined as Earnings before Interest (includes interest income and interest expense), Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for SEACOR Management Fees and certain other special items that occurred during the reporting period. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the U.S. (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for discretionary use, as they do not take into account certain cash requirements, such as debt service requirements. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, nor as a substitute for analysis of the Company’s results as reported under GAAP. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies. The Company also presents net debt, which is a non-GAAP measure, defined as total principal balance on borrowings less cash and cash equivalents, including escrow balances. Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. A reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA further adjusted to exclude gains on asset dispositions and net debt is included in this presentation. This presentation also includes the Company’s interest coverage ratio and senior secured leverage ratio. The interest coverage ratio is the ratio for the most recently ended four consecutive fiscal quarters of EBITDA (as defined in the Company’s credit facility) less dividends and distributions and the amount of any cash proceeds received from the sale of assets included in EBITDA divided by interest expense. The senior secured leverage ratio is calculated by dividing senior secured debt (as defined in the Company’s credit facility) by EBITDA. Neither the interest coverage ratio nor the senior secured leverage ratio is a measure of operating performance or liquidity defined by GAAP and may not be comparable to similarly titled measures presented by other companies. EBITDA is calculated under the Company’s credit facility (as amended) differently than as presented elsewhere in this presentation. Non-GAAP Financial Measures Reconciliation

3 Safety Note • Safety is Era’s most important core value and our highest operational priority • Achieved our goals of ZERO air accidents and ZERO TRIR in YTD 2017 • Robust safety management system (SMS), including proprietary quality assurance programs • Era’s fleet is configured with the latest safety equipment: ̶ TCAD, TCAS, TCAS II in latest generation ̶ Automatic dependent surveillance – broadcast (ADS–B) ̶ Satellite position tracking ̶ High visibility kits (strobe, pulsating lights and blade paint) ̶ 406Mhz satellite emergency location transmitter ̶ Emergency floatation (water activation) with external rafts ̶ CVR/FDR on CFR part 29 aircraft • Era is one of the founding members of HeliOffshore, an industry association focused on safety, now with more than 100 members from all regions of the world

4 Why Invest in Era? Company Overview Large, Diverse and Technologically Advanced Fleet Differentiated Strategy Financial Stability

• Founded in Alaska in 1948, Era is the longest-serving helicopter transport company in the U.S. • Diverse and well-equipped fleet of 133 helicopters(a) • Differentiated strategy as manager of pool of assets / capital – Operate, lease or sell • Asset ownership strategy focused on returns over the full life of the asset, including residual value – Own 97% of helicopters • 792 employees, including 213 pilots and 223 mechanics(b) Company Snapshot 5 (a) As of 6/30/2017 (b) As of 2/28/2017

6 Areas of Operation

7 Fleet Snapshot • On a dollar-weighted NBV basis(a): − Heavy and medium helicopters represent 86% of fleet value − Average age of the fleet is 6 years Note: As of 6/30/17 (a) Average for owned fleet

Large, Diverse & Technologically Advanced Fleet
















= Heavy
= Medium
= Light Twin
= Light Single
H225
9
S92
3
AW189
4
AW139
36
S76 C+/C++
5
B212
6
A109
7
EC135
15
EC145
3
BO-105 /
BK-117
5
A119
14
AS350
26

Notes: As of 6/30/17

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9 Record as Asset Manager • We have consistently sold helicopters at a premium to book value • Since 2004, Era has disposed of 120 aircraft for an aggregate gain of over $80 million • Maintenance and repair costs are fully expensed, as we do not capitalize maintenance expenditures Historical Gains on Helicopter Sales ($000s) 2011 2012 2013 2014 2015 2016 2017 Total # of Aircraft Sold 14 6 15 3 20 9 2 69 Sale Proceeds $28,680 $3,435 $68,165 $6,950 $35,784 $25,377 $2,620 $171,011 Book Value at Sale 12,640 1,268 50,247 931 31,081 22,821 456 119,444 Gain on Sale $16,040 $2,167 $17,918 $6,019 $4,703 $2,557 $2,164 $51,567

10 • As of 6/30/17, total available liquidity was $162.9 million − $28.9 million in cash balances − $134.0 million of remaining availability under the Company’s credit facility • Covenant ratios, as defined in the Company’s credit facility, as of 6/30/17: − Senior secured leverage ratio of 1.2x compared to the current covenant requirement of ≤ 3.25x − Interest coverage ratio of 3.2x compared to the current covenant requirement of ≥ 1.75x Strong Balance Sheet and Liquidity Position (a) These are non-GAAP measures. The senior secured leverage and interest coverage ratios are calculated as per the Company’s credit facility. Net Debt / Net Capitalization is calculated as total principal balance on borrowings less cash and cash equivalents (including escrow deposits) / total capitalization less cash and cash equivalents (including escrow deposits) June 30, 2017 ($000s) Cash and cash equivalents 28,878$ Credit facility 57,000$ Promissory notes 22,334 Total secured debt 79,334 7.750% Senior Notes 144,828 Total debt 224,162$ Net debt 195,284$ Shareholders' Equity 463,049$ Total capitalization 687,211$ Credit Metrics: (a) Senior Secured Debt / EBITDA 1.2X EBITDA / Interest Expense 3.2X Total Debt / Total Capitalization 33% Net Debt / Net Capitalization 30% Available under credit facility 134,044$

• Era continued to generate positive operating cash flow of $9.1 million in Q2 2017, raising the year-to-date total to $13.4 million − Subtracting net cash used in investing activities of $2.7 million, YTD net cash flows from operating and investing activities are positive $10.7 million Cash Flow from Operating Activities ($mm) • As of 6/30/17, non-cancellable capital commitments for new helicopter deliveries totaled $5.5 million − 50% payable in 2017 and 50% payable in 2018 11 Positive Cash Flow and Minimal Capital Commitments $17.9 $9.9 $20.6 $16.0 $9.7 $21.6 $30.7 $16.3 $6.8 $13.9 $15.1 $8.6 $14.8 $13.8 $17.9 $12.0 $4.3 $9.1 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 2013 2014 2015 2016 2017

12 Appendix

13 Owned Leased-In Total Average Age(a) Heavy: S92 3 – 3 1 H225 9 – 9 7 AW189 4 – 4 1 Total Heavy 16 – 16 Medium: AW139 36 – 36 7 S76 C+/C++ 5 – 5 10 B212 6 – 6 38 Total Medium 47 – 47 Light – twin engine: A109 7 – 7 11 EC135 13 2 15 9 EC145 3 – 3 9 BK-117 – 2 2 N/A BO-105 3 – 3 28 Total Light – twin engine 26 4 30 Light – single engine: A119 14 – 14 10 AS350 26 – 26 21 Total Light – single engine 40 – 40 Total Helicopters 129 4 133 12 Note: Fleet presented as of 6/30/2017 (a) Average for owned fleet Fleet Overview

Financial Highlights

($ millions)	Fiscal Year 2012	Fiscal Year 2013	Fiscal Year 2014	Fiscal Year 2015	Fiscal Year 2016	6 Mos. Ended Jun. 30, 2016	6 Mos. Ended Jun. 30, 2017
Revenue	$ 272.9	$ 299.0	$ 331.2	$ 281.8	$ 247.2	$ 125.9	$ 112.4
Operating Expenses	167.2	186.6	204.4	171.5	169.9	91.7	79.1
G&A	34.8	38.9	44.0	42.8	36.2	17.4	20.3
Depreciation	42.5	45.6	46.3	47.3	49.3	25.5	23.5
Gains on Asset Dispositions	3.6	18.3	6.1	6.0	4.8	4.3	5.2
Goodwill Impairment	-	-	-	(1.9)	-	-	-
Operating Income (Loss)	32.0	46.2	42.7	24.3	(3.4)	(4.3)	(5.3)
Other Income (Expense):							
Interest Income	0.9	0.6	0.5	1.2	0.7	0.7	0.4
Interest Expense	(10.6)	(18.1)	(14.8)	(13.5)	(17.3)	(8.9)	(7.5)
Derivative Gains (Losses)	(0.5)	(0.1)	(0.9)	(0.0)	-	-	-
Foreign Currency Gains (Losses)	0.7	0.7	(2.4)	(2.6)	0.1	0.6	(0.1)
Gain on Debt Extinguishment	-	-	-	1.6	0.5	0.5	-
Gain on sale of FBO	-	-	-	12.9	-	-	-
Note Receivable Impairment	-	-	(2.5)	-	-	-	-
SEACOR Corporate Charges	(2.0)	(0.2)	-	-	-	-	-
	(11.5)	(17.1)	(20.0)	(0.3)	(16.0)	(7.0)	(7.2)
Income (Loss) before Taxes and Equity Earnings	20.6	29.1	22.6	24.0	(19.4)	(11.3)	(12.5)
Income Tax Expense (Benefit)	7.3	11.7	8.3	14.1	(3.4)	(2.2)	(2.8)
Income (Loss) before Equity Earnings	13.3	17.4	14.4	9.8	(16.0)	(9.1)	(9.7)
Equity Earnings (Losses)	(5.5)	0.9	2.7	(1.9)	1.1	0.6	0.8
Net Income (Loss)	$ 7.8	$ 18.3	$ 17.0	$ 7.9	$ (14.9)	$ (8.5)	$ (8.9)
Net Loss Attributable to NCI in Subsidiary	0.0	0.4	0.1	0.8	6.9	6.6	0.5
Net Income (Loss) Attributable to Era Group	$ 7.8	$ 18.7	$ 17.1	$ 8.7	$ (8.0)	$ (1.9)	$ (8.4)
Adjusted EBITDA[(a)]	$ 78.8	$ 95.3	$ 90.8	$ 69.0	$ 47.1	$ 22.4	$ 19.5
Adjusted EBITDA Excluding Gains[(a)]	$ 75.2	$ 77.0	$ 84.7	$ 63.0	$ 42.3	$ 18.1	$ 14.4

(a) Adjusted EBITDA is a non-GAAP measure. See next page for Adjusted EBITDA reconciliation to Net Income (Loss)

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Era

Reconciliation of Non-GAAP Financial Measures

- Adjusted EBITDA reflects special items:
  - Executive severance adjustments of $0.7 million, $2.5 million and $0.6 million in 2012, 2014 and Q2 2017, respectively
  - An adjustment for IPO-related fees and expenses of $2.9 million in 2012
  - A pre-tax impairment of $5.9 million related to the Company's investment in Aeróleo in 2012
  - A one-time charge of $2.0 million related to operating leases on certain air medical helicopters in 2013
  - A pre-tax impairment charge of $2.5 million in 2014 representing a reserve against a note receivable
  - A pre-tax gain of $12.9 million on the sale of the Company's FBO in Alaska in 2015
  - A pre-tax charge of $1.9 million on the impairment of goodwill in 2015
  - Net pre-tax gains of $1.6 million and $0.5 million on the extinguishment of debt due to the repurchase of a portion of the 7.75% Senior Notes in 2015 and Q2 2016, respectively
- Historically, SEACOR charged its corporate costs and overhead charges to all of its operating divisions
  - These charges have been excluded from Adjusted EBITDA to more accurately reflect Era's historical results as if the Company had not been a SEACOR subsidiary

Historical EBITDA and Adjusted EBITDA

	Fiscal Year					6 Mos. Ended June 30,	
(US$ in thousands)	2012	2013	2014	2015	2016	2016	2017
Net Income (Loss)	$ 7,747	$ 18,304	$ 17,021	$ 7,899	$ (14,910)	$ (8,460)	$ (8,859)
Depreciation	42,502	45,561	46,312	47,337	49,315	25,457	23,532
Interest Income	(910)	(591)	(540)	(1,191)	(741)	(704)	(435)
Interest Expense	10,648	18,050	14,778	13,526	17,325	8,878	7,523
Income Tax Expense (Benefit)	7,298	11,727	8,285	14,117	(3,357)	(2,246)	(2,829)
EBITDA	$ 67,285	$ 93,051	$ 85,856	$ 81,688	$ 47,632	$ 22,925	$ 18,932
Special Items	9,552	2,045	4,919	(12,697)	(518)	(518)	615
Adjusted EBITDA	$ 78,837	$ 95,264	$ 90,775	$ 68,991	$ 47,114	$ 22,407	$ 19,547
Gains on Asset Dispositions, Net ("Gains")	(3,612)	(18,301)	(6,101)	(5,953)	(4,787)	(4,280)	(5,170)
Adjusted EBITDA Excluding Gains	$ 75,225	$ 76,963	$ 84,674	$ 63,038	$ 42,327	$ 18,127	$ 14,377

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